Exhibit (a)(1)(I)

AMENDED NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock of

Greenhill & Co., Inc.

Pursuant to its Offer to Purchase Dated September 27, 2017

and Supplement to Offer to Purchase Dated October 10, 2017

For Cash up to 12,000,000 Shares of its Common Stock

At a Purchase Price of $17.25 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 25, 2017, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

THE OFFER TO PURCHASE, SUPPLEMENT TO OFFER TO PURCHASE AND THE RELATED AMENDED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH OF THESE DOCUMENTS IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES.

If you want to tender all or a portion of your Shares (as defined below), this form must be used to accept the Offer (as defined below) if (1) the certificates for your Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date, (2) you cannot comply with the procedure for book-entry transfer by the Expiration Date or (3) your other required documents, including a properly completed and duly executed Letter of Transmittal, cannot be delivered to the Depositary by the Expiration Date, as set forth in Section 3, of the Offer to Purchase (as defined below).

This form, signed and properly completed, may be delivered by overnight courier or by facsimile transmission (for Eligible Institutions only) to American Stock Transfer & Trust Co., LLC, the Depositary for the Offer (the “Depositary”). See Section 3 of the Offer to Purchase and the Letter of Transmittal. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Co., LLC

Hand, Express Mail, Courier or Other Expedited Service:	By Facsimile Transmission (for Eligible Institutions only):	By First-Class, Registered or Certified Mail:
American Stock Transfer & Trust Company, LLC Operations Center Attention: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company, LLC Attention: Reorganization Department Facsimile: 718-234-5001 To confirm: 1-877-248-6417	American Stock Transfer & Trust Company, LLC Operations Center Attention: Reorganization Department P.O. Box 2042 New York, NY 10272-2042

DELIVERY OF THIS AMENDED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

For this Amended Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address prior to the Expiration Date. Deliveries to Greenhill (as defined below), Greenhill & Co., LLC, the dealer manager for the Offer, Georgeson LLC, the information agent for the Offer, DTC or any other person will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Amended Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Greenhill & Co., Inc., a Delaware corporation (“Greenhill”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated September 27, 2017, the Supplement to Offer to Purchase, dated October 10, 2017 (together, as it may be amended or supplemented from time to time the “Offer to Purchase”) and the related Amended Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and which, together with the Offer to Purchase, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Greenhill’s Common Stock, par value $0.01 per share (the “Shares”), as set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be Tendered*:

*	Unless otherwise indicated, it will be assumed that all shares held by the undersigned are to be tendered.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

ODD LOTS

(See Section 1 of the Offer to Purchase and Instruction 13 of the Letter of Transmittal)

Under certain conditions, stockholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee (the “Tendering Institution”) that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

CONDITIONAL TENDER

(See Instruction 12 of the Letter of Transmittal)

A stockholder may condition his or her tender of Shares upon Greenhill purchasing a specified minimum number of Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Greenhill pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each stockholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Greenhill may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code(s):

Area Code(s) and Telephone Number(s):

Signature(s):

Dated:	, 2017

If Shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account Number at DTC:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of Shares complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any required signature guarantees and other documents required by the Letter of Transmittal, within two trading days (as defined in the Letter of Transmittal) after the date of receipt by the Depositary of this Amended Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

, 2017

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.